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                                                                    Exhibit 3.27

THIS OPTION HAS BEEN ISSUED PURSUANT TO EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). IT IS UNLAWFUL TO EXERCISE, SELL, PLEDGE OR OTHERWISE DISPOSE OF THIS OPTION, OR ANY INTEREST THEREIN, OR RECEIVE ANY CONSIDERATION THEREFOR, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, UNLESS EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS ARE AVAILABLE.

THIS OPTION MAY BE EXERCISED ONLY IN ACCORDANCE WITH THE TERMS OF THIS STOCK OPTION AGREEMENT.

                              --------------------

                              FOOD EXTRUSION, INC.

                       NONSTATUTORY STOCK OPTION AGREEMENT

          Food Extrusion, Inc., a Nevada corporation (the "Company"), hereby grants to __________ (the "Optionee"), an option (the "Option") to purchase a total of _________ shares of Common Stock, $0.001 par value per share, of the Company (the "Shares"), at the per share price (the "Exercise Price") set forth herein.

                  1. Nature of the Option. The Option is intended to be a nonstatutory stock option and not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                  2. Exercise Price. The Exercise Price shall be $1.00 for each Share, subject to adjustment as provided in Section 7 below.

                  3. Vesting and Exercise of Option. The Option shall vest and become exercisable during its term, subject to the provisions of Section 7 below, as follows:

                           (a)      Vesting and Right to Exercise.

                                    (i) The Option hereby granted shall vest and
become exercisable as to __________________ of the Shares subject to this Option annually, commencing one year from the date of grant of this Option.

Except as otherwise provided herein and subject to the provisions set forth herein, the Option may be exercised from time to time, in whole or in part, on a cumulative basis as to all Shares that have vested and become exercisable in accordance with this subsection (i) until the expiration of the Option in accordance with the provisions of Section 6 below.

                                    (ii) In the event of the  Optionee's  death,
disability or other termination of employment, the exercisability of the Option shall be governed by Section 6 below.

                                    (iii) The Option may not be  exercised as to
fractional shares.

                           (b)  Method of  Exercise.  In order to  exercise  any
portion of this Option as to which shares have vested, the Optionee shall execute and deliver to the Chief Financial Officer of the Company the Notice of Exercise of Stock Option in the form attached hereto as Exhibit A. The Notice of Exercise must be accompanied by payment in full of the aggregate purchase price for the Shares to be purchased. The certificate(s) for the Shares as to which the Option has been exercised shall be registered in the name of Optionee.

                           (c)  Restrictions on Exercise.  The Option may not be
exercised if the issuance of the Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable Federal or state securities law or any other law or regulation. As a condition to the exercise of the Option, the Company may require the Optionee to make any representation or warranty to the Company at the time of exercise of the Option as in the opinion of legal counsel for the Company may be required by any applicable law or regulation, including the execution and delivery of an appropriate representation statement. The stock certificate(s) for the Shares issued upon exercise of the Option may bear appropriate legends restricting transfer.

                           (d)  Delivery  of  Certificates.  The  Company  shall
deliver the certificate(s) for the Shares issued upon exercise of the Option as soon as is practicable; provided, however, that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, including, without limitation, actions taken pursuant to
Section 7 below, then the date of delivery of such Shares shall be extended for a period necessary to take such action.

                  4. Method of Payment.  Payment of the Exercise  Price shall be

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by any of the  following,  or a  combination  thereof,  at the  election  of the
Optionee:

                           (a) cash; or,

                           (b) certified or bank cashier's check; or,

                           (c) in the event there exists a public market for the
Company's Common Stock on the date of exercise, by surrender of shares of the Company's Common Stock. In this case payment shall be made as follows:

                                    (i) Optionee  shall deliver to the Secretary
of the Company a written notice which shall set forth the portion of the purchase price the Optionee wishes to pay with Common Stock, and the number of shares of such Common Stock the Optionee intends to surrender pursuant to the exercise of this Option, which shall be determined by dividing the aforementioned portion of the purchase price by the average of the last reported bid and asked prices per share of Common Stock of the Company, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System or, in the event the Common Stock is listed on a national securities exchange, or on the NASDAQ National Market System, NASDAQ Small-Cap Market or any successor national market system, the closing price of Common Stock of the Company on such exchange as reported in The Wall Street Journal), for the day on which the notice of exercise is sent or delivered;

                                    (ii) Fractional  shares shall be disregarded
and the Optionee shall pay in cash an amount equal to such fraction multiplied by the price determined under subparagraph (i) above;

                                    (iii)   The   written    notice   shall   be
accompanied by a duly endorsed blank stock power with respect to the number of Shares set forth in the notice, and the certificate(s) representing said Shares shall be delivered to the Company at its principal offices within three (3) working days from the date of the notice of exercise;

                                    (iv)  The  Optionee  hereby  authorizes  and
directs the Secretary of the Company to transfer so many of the Shares represented by such certificate(s) as are necessary to pay the purchase price in accordance with the provisions herein;

                                    (v) If any such transfer of Shares  requires
the consent of the California Commissioner of Corporations or of some other agency under the securities laws of any other state, or an opinion of counsel for the Company or Optionee that such transfer may be effected under applicable Federal and state securities laws, the time periods specified herein shall be extended for such periods as the necessary request for consent to transfer is pending before said Commissioner or other agency, or until counsel renders such an opinion, as the case may be. All parties agree to cooperate in making such request for transfer, or in obtaining such opinion of counsel, and no transfer shall be effected without such consent or opinion if required by law; and

                                    (vi)  Notwithstanding  any  other  provision
herein, the Optionee shall only be permitted to pay the purchase price with shares of the Company's Common Stock owned by him as of the exercise date in the manner and within the time periods allowed under Rule 16b-3 promulgated under the Securities Exchange Act of 1934 as such regulation is presently constituted, as it is amended from time to time, and as it is interpreted now or hereafter by the Securities and Exchange Commission and any such shares shall have been held by the Optionee for not less than six (6) months. 5. Non-Transferability of Option. The Option may be exercised during the lifetime of the Optionee only by the Optionee and may not be transferred in any manner other than by will or by the laws of descent and distribution. The terms of the Option shall be binding upon the executors, administrators, heirs and successors of the Optionee.

                  5. Non-Transferability of Option. The Option may be exercised during the lifetime of the Optionee only by the Optionee and may not be transferred in any manner other than by will or by the laws of descent and distribution. The terms of the Option shall be binding upon the executors, administrators, heirs and successors of the Optionee.

                  6. Term of the Option. Except as otherwise provided in this Agreement, to the extent not previously exercised, the right to exercise the Option shall terminate as follows:

                           (a) Ten Year Term.  The  Option may not be  exercised
more than ten (10) years from the date of grant of the Option, as set forth below, and may be exercised during such term only in accordance with the terms of this Agreement.

                           (b)   Dissolution   or   Liquidation;   Mergers   and
Consolidations. Unless otherwise determined by the Board, upon the dissolution or liquidation of the Company, or upon the sale of substantially all of the assets of the Company, or upon any merger or consolidation if the Company is not the surviving corporation as defined in Section 6(c) below, the Option granted hereby shall terminate and thereupon become null and void; provided, however, that the Optionee shall be given not less than ten (10) days notice of such event and the Optionee may, within the period between such notice and the effective date of such dissolution, liquidation, merger, consolidation, or sale, exercise up to the unexercised portion of the Option in accordance with Sections 3 and 4 hereof to the extent of the Optionee's accrued rights. Any exercise of the Option pursuant to this Section 6(b) shall be deemed to occur immediately prior to the consummation of any such dissolution, liquidation, merger, consolidation or sale.

                           (c) Surviving  Corporation.  The  determination as to
whether or not the Company is the "Surviving Corporation" in any merger or consolidation shall be made on the basis of the relative equity interests of the stockholders of the Company existing after such merger or consolidation as follows: If the holders of the outstanding voting securities of the Company prior to such merger or consolidation own equity securities possessing more than 50% of the voting power of the successor Company after such merger or consolidation, then for purposes of this Agreement the Company shall be the Surviving Corporation. In all other cases, the Company shall not be the Surviving Corporation. In determining the percentage ownership of the stockholders of the Company in the successor corporation immediately following a consolidation or merger, securities which they owned immediately prior to such consolidation or merger as stockholders of another party to the transaction shall be disregarded.

                           (d) Death of the Optionee.  In the event of the death
of the Optionee during the term of the Option, the Option may be exercised at any time prior to the expiration of the Option term as set forth in subparagraphs 6(a) and (b) above by the administrator or executor of the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance; provided that, the Option may be exercised only to the extent of the accrued right to exercise at the time of the termination of Optionee's employment or Optionee's death, whichever occurs first.

                           (e)  Disability  of  Optionee.  In the  event  of the
disability of the Optionee during the term of the Option, the Option may be exercised at any time within one (1) year following the date of disability; provided that, the Option may be exercised only to the extent of the accrued right to exercise at the time of the termination of Optionee's status an employee or date on which Optionee becomes disabled, whichever occurs first.

                           (f)  Termination  of  Status  as  Employee.   If  the
Optionee shall cease to be an employee of the Company for any reason other than permanent and total disability or death, the Optionee may exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination at any time within ninety (90) days following the date of termination, subject to the condition that the Option may not be exercised after the expiration of the Option term.

                  7. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares and the Exercise Price shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, combination, reclassification, the payment of a stock dividend on the common stock or any other increase or decrease in the number of shares of common stock of the Company effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to, or the Exercise Price of, this Option.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the number of Shares, as well as the Exercise Price, in the event that the Company effects one or more reorganizations or recapitalizations.

                  8. Rights of Stockholder. The Optionee shall have no rights as a stockholder with respect to the Shares until the date of the issuance or the transfer to the Optionee of the certificate(s) for such Shares and only after the Exercise Price for such Shares has been paid in full.

                  9. Not Employment Contract. Nothing in this Agreement shall confer upon the Optionee any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause, subject to the provisions of applicable law. This is not an employment contract.

                  10. Income Tax Withholding. The Optionee authorizes the Company to withhold in accordance with applicable law from any compensation payable to him or her any taxes required to be withheld by Federal, state or local laws as a result of the exercise of this Option. The Optionee agrees to notify the Company immediately in the event of any disqualifying disposition (within the meaning of Section 421(b) of the Code) of the shares acquired upon exercise of an incentive stock option, if applicable. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the exercise of this Option, or a disqualifying disposition of the shares acquired upon exercise of an incentive stock option, if applicable, the Optionee agrees to pay the Company the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not Optionee is an employee of the Company at that time.


DATE OF GRANT:  July 1, 1996

                                                     FOOD EXTRUSION, INC.


                                                     By:
                                                        ------------------------
                                                     Name:
                                                     Title:

                  The  Optionee   acknowledges   receipt  of  the  Stock  Option
Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or a committee of the Board of Directors of Food Extrusion, Inc. upon any questions arising under such Agreement.


Dated:  _______________

                                    OPTIONEE:



                                                   -----------------------------

                                CONSENT OF SPOUSE

                  I,  ___________________________,  spouse of the  Optionee  who executed the foregoing attached hereto, hereby agree that my spouse's interest in the shares of common stock of Food Extrusion, Inc. subject to said Agreement shall be irrevocably bound by the Agreement's terms. I agree to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of Food Extrusion, Inc. (or a duly authorized committee thereof) upon any questions arising under such Agreement. I further agree that my community property interest in such shares, if any, shall similarly be bound by said Agreement and that such consent is binding upon my executors, administrators, heirs and assigns. I agree to execute and deliver such documents as may be necessary to carry out the intent of said Agreement and this consent.


Dated:
      ---------------
                                                   -----------------------------
                                                   Signature



                                                              Print Name

                                    EXHIBIT A


TO:               Food Extrusion, Inc.
                  1241 Hawk's Flight Court
                  El Dorado Hills, California 95762

SUBJECT: NOTICE OF EXERCISE OF STOCK OPTION


                  With respect to the stock option granted to the undersigned by Food Extrusion, Inc. (the "Company") on ______________, 1996, to purchase an aggregate of ________________ shares of the Company's Common Stock, this is official notice that the undersigned hereby elects to exercise such option to purchase shares as follows:

                  NUMBER OF SHARES:
                                   ----------------------------
                  DATE OF PURCHASE:
                                   ----------------------------
                  MODE OF PAYMENT:
                                   ----------------------------
                                     (Certified check or cash)


                  The shares should be issued as follows:

                  NAME:
                                   ----------------------------
                  ADDRESS:
                                   ----------------------------


                  Signed:
                                   ----------------------------
                  Dated:
                                   ----------------------------

                  Please send this notice of exercise to:

                                    Food Extrusion, Inc.
                                    1241 Hawk's Flight Court
                                    El Dorado Hills, California  95762